                                                                    EXHIBIT 23.4

                              ACCOUNTANTS' CONSENT

The Board of Directors
Vistana, Inc.

  We consent to the use of our report dated March 5, 1997 on the financial statements of Success Developments, LLC as of December 31, 1996 and for the period from June 10, 1996 (Date of Inception) to December 31, 1996 in the prospectus of Vistana, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Kreisman Corporation

Denver, Colorado

November 20, 1997